UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2008

EMPIRE RESORTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-12522	13-3714474
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 N. Green Valley Parkway, Suite 200, Henderson, NV		89074
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (702) 990-3355

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

On April 28, 2008, Empire Resorts, Inc. (the “Company”) entered into an amendment (the “Amendment”) to that certain  Stock Purchase Agreement with LRC Acquisition LLC (“LRC”) dated as of March 31, 2008.  The Amendment, dated as of April 28, 2008, provides, among other things, (i) that LRC will purchase 811,030 shares of the Company’s common stock, par value $.01 per share, on April 28, 2008; (ii) that LRC will purchase an additional 811,030 shares of the Company’s common stock, par value $.01 per share, on May 30, 2008 or at such other time and place as the Purchasers and the Company may mutually agree; (iii) that LRC will purchase an additional 2,577,940 shares of the Company’s common stock, par value $.01 per share, on June 30, 2008 or at such other time and place as the Purchasers and the Company may mutually agree; and (iv) Louis R. Cappelli guarantees to the Company the obligations of LRC.

The foregoing summary of the Amendment does not purport to be complete and is subject to and qualified in its entirety by reference to the actual text of such amendment, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.                      Financial Statement and Exhibits.

(d)	Exhibits

	Exhibit No.	Exhibits

	99.1	Amendment No. 1 to Stock Purchase Agreement, dated as of March 31, 2008, by and between Empire Resorts, Inc. and LRC Acquisition LLC, dated as of April 28, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPIRE RESORTS, INC.

Dated: April 28, 2008	By:	/s/ Ronald J. Radcliffe
		Name:	Ronald J. Radcliffe
		Title:	Chief Financial Officer